Exhibit 99.1

LogicMark, Inc. Announces First Quarter 2022

Financial and Operational Results

Louisville, KY, May 12, 2022 – LogicMark, Inc. (Nasdaq: LGMK) (the “Company” or “LogicMark”) (formerly Nxt-ID, Inc.), a provider of personal emergency response systems (PERS), health communications devices, and IoT technology for the growing Care Economy, announces financial and operating results for the first quarter ended March 31, 2022.

Summary results for the first quarter ended March 31, 2022 include the following:

●	Revenue was $3.7 million, up 50% from the year-ago quarter.
●	Gross profit was $2.2 million, up 52% from the same quarter last year. Gross margin was 60%, compared to 59% in the same quarter last year. The improvement in gross margin was due to lower inbound freight costs.
●	Operating expenses were $3.5 million, compared to $2.3 million in the same quarter last year. The increase in operating expenses was primarily due to higher selling, general and administrative expenses resulting from the Company increasing investment in new product development and a ramp up in our sales team.
●	Operating loss was $1.3 million versus an operating loss of $800 thousand in the year-ago quarter, due primarily to higher operating expenses.
●	Net loss was $1.3 million, compared to a net loss of $4.2 million in the same quarter last year. The $4.2 million loss in the prior year’s quarter was negatively impacted by a warrant modification expense of $2.9 million.
●	At quarter-end, the Company held $12.2 million in unrestricted cash, up from $12.0 million in the quarter ended December 31, 2021.

Chia-Lin Simmons, LogicMark’s Chief Executive Officer, commented, “We’ve started the year on a strong note with revenues growing 50% and margins expanding as we saw strong growth in our US Veterans Health Administration business, highlighting our solid relationship with this partner. We have also seen our sales positively impacted from the sunsetting of 3G cellular service by the nations large cellular network providers, forcing customers to upgrade to 4G compatible devices, which drove strong sales of our 4G Guardian Alert 911 Plus device. We expect this trend to have a positive impact on our sales in the near-term as we continue to see upgrades.

“Building on our momentum from this past quarter, we plan to launch an e-commerce platform to support our direct-to-consumer efforts. We are also looking forward to launching new at-home and on-the-go products and solutions. In addition, we expect to add monitored service to our offerings, which will enable us to implement a recurring revenue element to our business model. There is a lot to be excited about at LogicMark and we are optimistic about the direction we are headed,” concluded Ms. Simmons.

Investor Call and SEC Filings

On May 12, 2022, at 1:30 pm Pacific Time, or 4:30 pm Eastern Time, a live webcast will be held to discuss the Company’s financial and operations results for the first quarter ended March 31, 2022.

To register and listen to the webcast, please visit the LogicMark Investor Relations website here, or at https://edge.media-server.com/mmc/p/3vaywbcq.

For investors who wish to participate by telephone, please use the following dial-in credentials:

US/CANADA Participant Toll-Free Dial-In Number: (877) 644-5287

US/CANADA Participant International Dial-In Number: (281) 973-6282

Conference ID: 7843876

The associated press release, SEC filings, and webcast replay witll also be accessible on the Company’s investor relations website.

About LogicMark, Inc.

LogicMark, Inc. (Nasdaq: LGMK) provides personal emergency response systems (PERS), health communications devices and IoT technologies to create a Connected Care Platform. The Company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point that everyday consumers can afford. The Company’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors.  LogicMark has been awarded a contract by the U.S. General Services Administration that enables the Company to distribute its products to federal, state, and local governments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; the Company’s ability to maintain its Nasdaq listing for its common stock; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

Investor Relations Contact:  CORE IR  Investor@logicmark.com

LogicMark, Inc

BALANCE SHEETS

	March 31,	December 31,
	2022	2021
Assets

Current Assets
Cash	$12,224,887	$12,044,415
Restricted cash	210,118	210,131
Accounts receivable, net	133,262	98,749
Inventory, net	876,084	1,237,280
Prepaid expenses and other current assets	893,388	849,190
Total Current Assets	14,337,739	14,439,765

Property and equipment:
Equipment	404,925	410,444
Furniture and fixtures	78,268	35,761
Tooling and molds	9,427	9,427
	492,620	455,632
Accumulated depreciation	(455,889)	(455,632)
Property and equipment, net	36,731	0
Right-of-use assets	232,569	248,309
Goodwill	10,958,662	10,958,662
Other intangible assets, net of amortization of $4,322,026 and $4,127,920, respectively	4,282,541	4,476,647

Total Assets	$29,848,242	$30,123,383

Liabilities, Series C Preferred Stock and Stockholders’ Equity

Current Liabilities
Accounts payable	$1,059,414	$492,431
Accrued expenses	766,313	849,285
Total Current Liabilities	1,825,727	1,341,716

Other long-term liabilities	367,387	385,196
Total Liabilities	2,193,114	1,726,912

Commitments and Contingencies (Note 8)

Series C Preferred Stock
Series C Preferred Stock, par value $0.0001 per share: 2,000 shares designated; 200 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1,807,300	1,807,300

Stockholders’ Equity
Preferred Stock, par value $0.0001 per share: 10,000,000 shares authorized	-	-
Series F Preferred Stock, par value $0.0001 per share: 1,333,333 shares designated; 173,333 shares issued and outstanding as of March 31, 2022, aggregate liquidation preference of $520,000 as of March 31, 2022, and December 31, 2021	520,000	520,000
Common Stock, par value $0.0001 per share: 100,000,000 shares authorized; 9,593,378 and 9,163,039 issued and outstanding as of March 31, 2022 and December 31, 2021	959	917
Additional paid-in capital	105,279,875	104,725,115
Accumulated deficit	(79,953,006)	(78,656,861)

Total Stockholders’ Equity	25,847,828	26,589,171

Total Liabilities, Series C Preferred Stock and Stockholders’ Equity	$29,848,242	$30,123,383

LogicMark, Inc.

STATEMENT OF OPERATIONS

	For the Three Months Ended
	March 31,
	2022	2021 (1)
Revenues	$3,650,689	$2,438,682
Costs of goods sold	1,447,305	989,388
Gross Profit	2,203,384	1,449,294

Operating Expenses
Direct operating cost	474,442	244,669
Selling and marketing	189,207	80,123
Research and development	262,484	313,896
General and administrative	2,335,949	1,379,071
Other expense	30,084	10,568
Depreciation and amortization	194,363	203,857

Total Operating Expenses	3,486,529	2,232,184

Operating Loss	(1,283,145)	(782,890)

Other Income and (Expense)
Interest expense	-	(861,248)
Forgiveness of Paycheck Protection Program loan and accrued interest	-	303,710
Warrant modification expense	-	(2,881,729)
Total Other Expense, Net	-	(3,439,267)

Loss before Income Taxes	(1,283,145)	(4,222,157)
Income Tax (Expense) Benefit	-	-
Net Loss	(1,283,145)	(4,222,157)
Preferred stock dividends	(88,000)	(1,555,801)

Net Loss Applicable to Common Stockholders	(1,371,145)	(5,777,958)

Net Loss Per Share - Basic and Diluted	(0.14)	(1.20)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	9,486,744	4,819,255

(1)	Expenses in 2021 have been reclassified to conform to the 2022 presentation format

Nxt-ID, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2022	2021
Cash Flows from Operating Activities
Net loss	(1,283,145)	(4,222,157)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	257	16,012
Stock based compensation	629,802	40,000
Amortization of debt discount	-	77,800
Amortization of intangible assets	194,106	187,845
Amortization of deferred debt issuance costs	-	402,454
Non-cash charge for modification of warrant terms	-	2,881,729
Forgiveness of Paycheck Protection Plan loans and accrued interest		(303,710)
Changes in operating assets and liabilities:
Accounts receivable	(34,513)	66,045
Inventory	361,196	(13,128)
Prepaid expenses and other current assets	(44,198)	(80,715)
Accounts payable	566,983	(518,601)
Accrued expenses	(98,041)	463,660
Total Adjustments	1,575,591	3,219,391
Net Cash Provided by (Used in) Operating Activities	292,446	(1,002,766)

Cash flows from Investing Activities
Purchase of Equipment	(36,988)
Net Cash Used by Investing Activities	(36,988)	-

Cash flows from Financing Activities
Proceeds from sale of common stock and warrants	-	6,670,494
Proceeds received in connection with issuance of Series E preferred stock, net	-	4,000,003
Term loan repayment	-	(5,515,625)
Fees paid in connection with equity offerings	-	(23,698)
Preferred Stock Dividends	(75,000)	-
Net Cash (Used in) Provided by Financing Activities	(75,000)	5,131,174
Net Increase in Cash and Restricted Cash	180,459	4,128,408
Cash and Restricted Cash - Beginning of Year	12,254,546	4,537,546
Cash and Restricted Cash - End of Period	12,435,005	8,665,954

Supplemental Disclosures of Cash Flow Information:
Cash paid during the periods for:
Interest	-	$443,975
Taxes	-	$25,999
Non-cash investing and financing activities:
Accrued fees incurred in connection with equity offerings	-	$20,458
Accrued preferred stock dividends	$107,933	$75,000
Common stock issued in connection with management incentive plans	-	$80,456
Conversion of Series E preferred stock to common stock	-	$4,000,003

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